EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Kona Grill, Inc. 2005 Stock Award Plan of our report dated May 20, 2005, with respect to the consolidated financial statements of Kona Grill, Inc. included in the Company’s Registration Statement on Form S-1 (Reg. No. 333-125506) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Phoenix, Arizona
August 10, 2005